UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 24, 2010

Alternate Energy Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-53451	20-5689191
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

911 E. Winding Creek Dr., Suite 150,
Eagle, Idaho 83616
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 208-939-9311

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 22, 2010, Alternate Energy Holdings, Inc. (the “Company” or “Registrant”) entered into an investment agreement (the “Investment Agreement”), attached herein as Exhibit 10.1, with Centurion Private Equity, LLC, a Georgia Limited Liability Company (the “Investor”) pursuant to which the Company has the right to issue Common Stock, as defined herein, to the Investor, and the Investor agreed to purchase from the Company, from time to time as provided in the Investment Agreement, up to an aggregate of one hundred and fifty million dollars ($150,000,000) of newly issued shares of the Company’s common stock, $0.001 par value (“Common Stock”) subject to an effective registration statement registering the resale of the shares, and subject to certain limitations set forth in the Investment Agreement, including but not limited to limitations based upon the trading volume of the Company’s own stock.  Furthermore, the Company has entered into a registration rights agreement, dated as of November 22, 2010 (the “Registration Rights Agreement”) with the Investor pursuant to which the Company agreed to register the newly issued shares of Common Stock (the “Put Shares”) for the resale of the Put Shares under the terms of the Investment Agreement.

As part of the transaction, the Company shall issue to the Investor two million (2,000,000) shares of restricted Common Stock (the “Commitment Shares”) and an additional forty-two thousand five hundred (42,500) shares of restricted Common Stock with a value of approximately $30,000 (the “Fee Shares”).  The restricted securities offered and sold in the private placement and issued in connection with the Investment Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act and Regulation D thereunder.  Centurion Private Equity, LLC, represented to the Company that it is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

A copy of the Investment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and a copy of the Registration Rights Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

On November 1, 2010, the Company issued a press release announcing that it was about to enter into a definitive agreement with the investors.  This Current Report 8-K is filed within the prescribed time frame following the execution of the definitive agreement.  A copy of the November 1, 2010 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing summaries of the offering’s terms, the securities to be issued in connection therewith, the Investment Agreement, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 3.02 Unregistered Sale of Equity Securities

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Investment Agreement dated as of November 22, 2010, by and among Alternate Energy Holdings, Inc. and Centurion Private Equity, LLC.

10.2
Exhibit F of the Investment Agreement dated November 22, 2010 - Registration Rights Agreement dated as of November 22, 2010, by and among Alternate Energy Holdings, Inc. and Centurion Private Equity, LLC.

99.1	Press release of Alternate Energy Holdings, Inc., dated November 1, 2010.

99.2	Exhibit B of the Investment Agreement dated November 22, 2010 - Investment Commitment Opinion of JSBarkats PLLC, dated November 22, 2010.

99.3	Exhibit D-1 of the Investment Agreement dated November 22, 2010 - Put Opinion of JSBarkats PLLC for First Put.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2010

Alternate Energy Holdings, Inc.

	By:	/S/ Donald L. Gillispie

Name: Donald L. Gillispie

Title: President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

10.1	Investment Agreement dated as of November 22, 2010, by and among Alternate Energy Holdings, Inc. and Centurion Private Equity, LLC.

10.2
Exhibit F of the Investment Agreement dated November 22, 2010 - Registration Rights Agreement dated as of November 22, 2010, by and among Alternate Energy Holdings, Inc. and Centurion Private Equity, LLC.

99.1	Press release of Alternate Energy Holdings, Inc., dated November 1, 2010.

99.2	Exhibit B of the Investment Agreement dated November 22, 2010 - Investment Commitment Opinion of JSBarkats PLLC, dated November 22, 2010.

99.3	Exhibit D-1 of the Investment Agreement dated November 22, 2010 - Put Opinion of JSBarkats PLLC for First Put.